Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-124780 and 333-110559 of the Southern Company on Form S-8 of our report dated June 22, 2005,appearing in this Annual Report on Form 11-K of The Southern Company Employee Savings Plan for the year ended December 31, 2004.

/s/Deloitte & Touche

June 22, 2005